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                                 EXHIBIT 21.1

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                                                                                     STATE OR OTHER JURISDICTION
                                                                                          OF INCORPORATION OR
SUBSIDIARIES AND AFFILIATES OF REGISTRANT                                                    ORGANIZATION
-----------------------------------------                                                    ------------
Athens Brick Company                                                                           Delaware
Brookhollow Corporation                                                                        Delaware
  Brook Hollow Properties, Inc.                                                                Texas
  Brookhollow of Alexandria, Inc.                                                              Louisiana
  Brookhollow of Virginia, Inc.                                                                Virginia
  Southwestern Financial Corporation, formerly Clodine Properties Inc.                         Texas
Cemstar Inc.                                                                                   Texas
Chaparral Steel Company                                                                        Delaware
  America Steel Transport, Inc.                                                                Texas
  Castelite Steel Products Inc.                                                                Texas
  Chaparral Steel Holdings, Inc.                                                               Delaware
    Chaparral Steel Trust                                                                      Delaware
  Chaparral Steel Texas, Inc.                                                                  Delaware
Chaparral Steel Midlothian, LP (1)                                                             Delaware
Chaparral (Virginia) Inc.                                                                      Delaware
Creole Corporation                                                                             Delaware
Diamond Pro Inc.                                                                               Texas
Dolphin Construction Company                                                                   Louisiana
Earthen Technologies Inc.                                                                      Texas
Louisiana Industries, Inc.                                                                     Louisiana
Pacific Custom Materials, Inc.                                                                 California
Riverside Cement Company (2)                                                                   California
  Partin Limestone Products, Inc.                                                              California
  Riverside Cement Holdings Company                                                            California
Texas Industries Holdings, Inc.                                                                Delaware
  Texas Industries Trust                                                                       Delaware
TXI Aviation, Inc.                                                                             Texas
TXI California Inc.                                                                            Delaware
TXI Capital Trust I                                                                            Delaware
TXI Cement Company, formerly TXI Structural Products, Inc.                                     Delaware
TXI Corp., formerly TXI Texas, Inc.                                                            Delaware
  TXI Operating Trust                                                                          Delaware
TXI Operations, LP (3)                                                                         Delaware
TXI Receivables Corporation                                                                    Delaware
TXI Riverside Inc.                                                                             Delaware
TXI Star Recycling LP, formerly Star 2000 LP (1)                                               Delaware
TXI Transportation Company                                                                     Texas
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Indirect subsidiaries of Registrant are indented and listed following their direct parent company.


(1) Delaware limited partnership: Chaparral Steel Trust, general partner; Chaparral Steel Texas, Inc., limited partner.
(2) California general partnership: TXI California Inc. and TXI Riverside Inc., general partners.
(3) Delaware limited partnership: TXI Operating Trust, general partner; Texas Industries Trust, limited partner.

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